Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT, FIRST AMENDMENT TO AMENDED
AND RESTATED REVOLVING NOTE AND WAIVER OF EVENTS OF DEFAULT

This Fifth Amendment to Credit Agreement, First Amendment to Amended and Restated Revolving Note and Waiver of Event of Default (this “Amendment”), dated as of August 7, 2015, is entered into by and between COMMUNICATIONS SYSTEMS, INC., a Minnesota corporation (“Communications Systems”), JDL TECHNOLOGIES, INCORPORATED, a Minnesota corporation (“JDL”), TRANSITION NETWORKS, INC., a Minnesota corporation (“Transition Networks”), and SUTTLE, INC., a Minnesota corporation (“Suttle”; together with Communications Systems, JDL and Transition Networks, “Borrowers” and each a “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

Recitals

Borrowers and Bank are parties to a Credit Agreement dated as of October 28, 2011, as amended by a First Amendment to Credit Agreement and Waiver of Event of Default dated as of November 28, 2012, a Second Amendment to Credit Agreement and Waiver of Event of Default dated as of November 14, 2013, a Third Amendment to Credit Agreement and First Amendment to Amended and Restated Revolving Note dated as of October 31, 2014 and a Fourth Amendment to Credit Agreement and Waiver of Event of Default dated as of May 7, 2015 (as so amended, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

In addition, Borrowers have executed in favor of Bank that certain Amended and Restated Revolving Note dated May 7, 2015 in the original principal amount of $10,000,000 (as amended, restated, extended, renewed, replaced, supplemented or otherwise modified from time to time, the “Revolving Note”).

Borrowers have requested that Bank waive certain Events of Default arising under the Credit Agreement and agree to certain amendments to the Credit Agreement and the Revolving Note, and Bank has agreed to grant such waiver and make such amendments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.                 Definitions.  Capitalized terms used in this Amendment (including in the Recitals) have the meanings given to them in the Credit Agreement unless otherwise expressly defined in this Amendment.

2.                 Amendments to Credit Agreement.

(a)               Effective as of August 10, 2015, clause (a) of Section 1.1 of the Credit Agreement is amended and restated in its entirety, to read as follows:

(a)               Line of Credit.

(i)               Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrowers from time to time up to and including November 1, 2016, not to exceed at any time the lesser of (A) an aggregate principal amount of Ten Million Dollars ($10,000,000) (the “Maximum Line Amount”) and (B) the Applicable Advance Rate times the Market Value of the Eligible Pledged Cash and Securities less Reserves (the “Borrowing Base”) (such lesser amount under the foregoing clauses (A) and (B), the “Line of Credit”). All proceeds of the Line of Credit shall be used for working capital and other general corporate purposes of Borrowers. Borrowers’ obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of November 28, 2012 (as amended, restated, supplemented, extended, replaced, renewed or otherwise modified from time to time, the “Revolving Note”), all terms of which are incorporated herein by this reference. Each Borrower jointly and severally promises to pay the debts, liabilities and obligations arising under or in connection with this Agreement, the Revolving Note and the other Loan Documents (including principal, interest, fees, costs, and expenses) in full on the Maturity Date (as defined in the Revolving Note). If at any time the aggregate outstanding advances under the Line of Credit exceed the lesser of (i) the Maximum Line Amount or (ii) the Borrowing Base, Borrowers will immediately pay Bank such excess.

(ii)               As used herein:

(A)                 “Applicable Advance Rate” means, with respect to each item consisting of cash, cash equivalents and marketable securities determined by Bank in its sole discretion to constitute Eligible Pledged Cash and Securities, the advance rate set forth opposite such category on Exhibit A attached to this Agreement (as the same may be amended from time to time by Bank in its sole discretion) and, if no advance rate is noted for such category on Exhibit A, the advance rate set by Bank in its sole discretion with respect to such category from time to time.

(B)                 “Eligible Pledged Cash and Securities” means that portion or types of cash, cash equivalents and marketable securities owned by any Borrower that is (I) on deposit in a Pledged Account and with respect to which Bank has a perfected first-priority security interest, and (II) designated as eligible or otherwise of a type or types determined acceptable to Bank from time to time in its sole discretion.

(C)                 “Pledged Accounts” means, collectively, (I) that certain securities account on file maintained by Suttle, Inc. with UBS Financial Services Inc. so long as such securities account is subject to a presently effective control agreement in favor of Bank duly executed by UBS Financial Services Inc. and Suttle, Inc., (II) that certain securities account numbered on file maintained by Communications Systems with UBS Financial Services Inc. so long as such securities account is subject to a presently effective control agreement in favor of Bank duly executed by UBS Financial Services Inc. and Communications Systems, (III) any securities account maintained by any Borrower with Bank or any affiliate of Bank so long as such securities account is subject to a presently effective control agreement in favor of Bank duly executed by the applicable affiliate of Bank and the applicable Borrower, and (IV) each deposit account maintained by any Borrower with Bank; in each case together with all subaccounts thereof and any duplicate, corollary or replacement accounts of any of the foregoing, and as any of the foregoing may be renewed substituted, re-numbered or recaptioned from time to time, and each of the foregoing is a “Pledged Account”.

(D)                 “Market Value” means, with respect to any cash, cash equivalents or marketable securities constituting Eligible Pledged Cash and Securities, the market value of such cash, cash equivalents and marketable securities, in each case as determined by Bank from time to time in its sole discretion.

(E)                 “Reserves” means an amount or percentage of a specific category or item that Lender establishes in its sole discretion from time to time to reduce availability under the Line of Credit to reflect events, conditions, contingencies, or risks which might affect the assets, business or prospects of Borrower or any of the collateral or its value or the enforceability, perfection or priority of Lender’s security interest.

(b)               Effective as of the date hereof, subclauses (i) and (ii) of Section 4.9(a) of the Credit Agreement are each hereby amended and restated to read as follows:

(i)                 [Reserved];

(ii)                 [Reserved];

(c)               Effective as of the date hereof, clause (b) of Section 4.9 of the Credit Agreement is hereby amended and restated to read as follows:

(b)                 [Reserved].

For the avoidance of doubt, this amendment to clause (b) of Section 4.9 of the Credit Agreement does not in any manner delete or change the hanging paragraph and definitions following such clause (b).

(d)               Effective as of the date hereof, the following new Sections 4.12 and 4.13 are hereby added to the Credit Agreement immediately following the existing Section 4.11 of the Credit Agreement, to read as follows:

Section 4.12                 Periodic Statements.  Borrowers will deliver a copy of each monthly account statement for the Pledged Account to Bank no later than the 15th day of each month, and each such account statement will contain an accurate and complete statement of the Pledged Cash and Securities in the Pledged Account as of the date of such statement.

Section 4.13                 Conditions Subsequent.  No later than August 10, 2015, (a) Suttle, Inc. will deliver to Bank a control agreement, in form and substance acceptable to Bank in its sole discretion, duly executed by UBS Financial Services, Inc. and Suttle, Inc., covering securities account no. on file, and (b) each Borrower will execute and deliver to Bank a security agreement granting a security interest in all investment property of each Borrower in favor of Bank, in form and substance acceptable to Bank in its sole discretion.

(e)               Effective as of the date of this Amendment, a new Exhibit A is attached to the Credit Agreement in the form of Exhibit A attached to this Amendment.

3.                 Amendment to Revolving Note.  Clause (a) under the header “INTEREST” contained in the Revolving Note is hereby amended to replace the percentage “1.75%” contained therein with the percentage “1.50%”.

4.                 No Other Changes.  Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement, the Revolving Note and the other Loan Documents remain in full force and effect.

5.                 Waiver of Existing Events of Default.  As a result of the failure of Borrowers to maintain a minimum Net Profit of $3,000,000 as of the quarter ending June, 2015, as required by Section 4.9(a)(ii) of the Credit Agreement, and the failure of Borrowers to achieve a Net Profit of not less than $500,000 with respect to the fiscal year-to-date period ending June 30, 2015, as required by Section 4.9(b) of the Credit Agreement, Events of Default have occurred under Section 6.1(c) of the Credit Agreement (the “Known Events of Default”). Upon the terms and subject to the conditions set forth in this Amendment, Bank hereby waives the Known Events of Default. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle Borrowers to any other or further waiver in any similar or other circumstances.

6.                 Amendment Fee.  Borrowers agree to pay Bank no later than the date of this Amendment a fully-earned, non-refundable fee of $12,500 (the “Amendment Fee”) in consideration of the amendments and waiver granted hereunder.

7.                 Conditions Precedent.  This Amendment shall be effective when Bank shall have received an executed counterpart of this Amendment, together with each of the following, each in form and substance acceptable to Bank:

(a)               payment of the Amendment Fee, as required by Section 5;

(b)               a certificate of the secretary of each Borrower: (a) attaching resolutions of the Board of Directors of such Borrower authorizing the execution, delivery and performance by such Borrower of the Loan Documents, including this Amendment, (b) certifying that the articles of incorporation of such Borrower delivered by such Borrower to Bank on October 28, 2011 or May 7, 2015, as applicable, have not been amended or changed in any respect or, if there has been any amendment or change or if such articles have not yet been delivered to Bank, certifying that attached to such certificate is a current copy of such articles of incorporation (certified by the Secretary of State of formation), (c) certifying that the bylaws of such Borrower delivered by such Borrower to Bank on October 28, 2011 or May 7, 2015, as applicable, have not been amended or changed in any respect or, if there has been any amendment or change or if such bylaws have not yet been delivered to Bank, certifying that attached to such certificate is a current copy of such bylaws of such Borrower (if any such bylaws exist), and (d) containing the names of the officer or officers of such Borrower authorized to sign the Loan Documents, including this Amendment, together with a sample of the true signature of each such officer, or, if applicable, affirming that each officer or officers previously certified to Bank on October 28, 2011 or May 7, 2015, as applicable, remain so authorized; together with current good standing certificate for each Borrower; and

(c)                 such other matters as Bank may reasonably require.

8.                 Representations and Warranties.  Borrowers hereby represent and warrant to Bank as follows:

(a)               Each Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and the Credit Agreement, as amended by this Amendment, and the other Loan Documents to which such Borrower is a party have been duly executed and delivered by such Borrower and constitute the legal, valid and binding obligations of such Borrower, enforceable in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(b)               The execution, delivery and performance by such Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, and the other Loan Documents to which such Borrower is a party have been duly authorized by all necessary corporate action and do not (i) violate any material provision of federal, state, or local law or regulation applicable to such Borrower, the governing documents of such Borrower, or any order, judgment, or decree of any court or other governmental authority binding on such Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contract, obligation, indenture or other instrument to which any Borrower is a party or by which any Borrower may be bound, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Borrower, or (iv) require any approval of such Borrower’s shareholders or any approval or consent of any other person or entity.

(c)               All of the representations and warranties contained in Article II of the Credit Agreement are correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties relate solely to an earlier date.

9.                 References.  All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment; and any and all references in the other Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment. All references in the Revolving Note to “this Note” shall be deemed to refer to the Revolving Note as amended by this Amendment; and any and all references in the other Loan Documents to the Revolving Note shall be deemed to refer to the Revolving Note as amended by this Amendment.

10.                 No Other Waiver.  Except as expressly set forth herein with respect to the Known Events of Default, the execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any other Loan Document, whether or not known to Bank and whether or not existing on the date of this Amendment.

11.                 Release.  Each Borrower hereby absolutely and unconditionally releases and forever discharges Bank, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description arising under, in connection with or related to any of the debts, liabilities or obligations of Borrowers and/or any Borrower under any of the Loan Documents or any of the Loan Documents, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrowers and/or any Borrower has had, now has or has made claim to have against any such person or entity for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

12.                 Costs and Expenses.  Borrowers hereby reaffirm their agreement under Section 7.3 of the Credit Agreement to pay or reimburse Bank with respect to its costs, expenses and fees, including, without limitation, all reasonable fees and disbursements of legal counsel incurred the Bank in connection with this Amendment.

13.                 Miscellaneous.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or in a pdf or similar electronic file shall be effective as delivery of a manually executed counterpart thereof.

Signature page follows

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:

COMMUNICATIONS SYSTEMS, INC.

By:
Name:
Title:

JDL TECHNOLOGIES, INCORPORATED

By:
Name:
Title:

TRANSITION NETWORKS, INC.

By:
Name:
Title:

SUTTLE, INC.

By:
Name:
Title:

Signature Page to Fifth Amendment to Credit Agreement, First Amendment to Amended and Restated
Revolving Note and Waiver of Events of Default

BANK:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name: Michael M. Lebens
Title: Vice President

Signature Page to Fifth Amendment to Credit Agreement, First Amendment to Amended and Restated
Revolving Note and Waiver of Events of Default

EXHIBIT A

APPLICABLE ADVANCE RATES

Category	Applicable Advance Rate
Cash	80%
Cash Equivalents
Wells Fargo CDs held in Brokerage/Trust/IM&T accounts	100%
Cash held in Brokerage/Trust/IM&T accounts	95%
Brokered Certificates of Deposit held at Wells Fargo	85% up to the maximum FDIC Insurance limit
Commercial Paper – A2/P2 or better	80%
Individual Bonds/Fixed Income
US Treasuries and Agencies <= 5 years to maturity	90%
US Treasuries and Agencies > 5 years to maturity	80%
Investment Grade Corporates and Munis <= 5 years to maturity	80%
Investment Grade Corporates and Munis > 5 years to maturity	70%
Bond and Fixed Income - Mutual Funds and ETFs
Listed Money Market Mutual Funds	95%
Short and Intermediate Term US Government and Agencies	90%
Long Term US Government and Agencies	80%
Short and Intermediate Term Corporate and Municipal	80%

Exhibit A